Exhibit 99.1

ALPHA ENERGY, INC. entered into a Purchase and Sale Agreement with Premier Gas Company, LLC. The Agreement is to acquire oil and gas assets in Oklahoma in the Rogers Project.

HOUSTON, March 14th, 2019 (GLOBE NEWSWIRE) – Alpha Energy, Inc. (OTC.PK - APHE) ("Alpha") announced today a definitive Purchase and Sale Agreement with Premier Gas Company, LLC to acquire oil and gas assets in Oklahoma in the Rogers Project.

Rogers Project

One of the acquisitions that we have targeted is a shallow gas well prospect is located in Rogers County, Oklahoma and consists of approximately 3,429 acres of proven developed and non-developed oil and gas leases. The leases contain 126 wells, four salt water injection wells and well production equipment. Included is 20.5 miles of 4" gas gathering lines, four miles of 2" saltwater gathering lines, two delivery connections for natural gas sales and one LTX-LNG natural gas processing equipment. Since the infrastructure currently exists, it will reduce the capital necessary to increase production. Upon acquisition, the first objective is to recomplete, rework and repair older equipment. Once the first phase is complete and cash flow is established, phase two will be implemented. In phase two, we will drill shallow wells in order to test formations from the Bartlesville (600') to the bottom of the Granite (2,520'). This will increase total production and add reserves.

Management Commentary

John Lepin, the Company’s Chairman and Chief Financial Officer said, “We have acquired the Rogers County Project from Premiere Gas Company. This project has excellent potential for production growth by producing existing wells, completing some of the defined margin wells in the upper zones, drill and complete offset locations on the current leases, lease additional acreage and develop for increased production. The leases and wells are located within three different areas in Rogers County. Upon acquisition, the first objective is to recomplete, rework and repair older equipment. Once the first phase is complete and cash flow is established, shallow well drilling will commence with phase two to test formations from the Bartlesville (600') to the bottom of the Granite Wash (2,520'). This will increase total production and add reserves.”

Alpha Energy, Inc. is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas. Additional information is available on the Company's website at www.alphaenergyinc.us.

Safe Harbor

This press release contains forward-looking statements regarding Alpha Energy that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Alpha’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Alpha's operations or financial results are included in Alpha's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Alpha does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact John Lepin at info@alpha-energy.us.